Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-3 No. 333-176811) of Callon Petroleum Company and the related Prospectus, and

Registration Statement (Form S-8 No. 333-109744) pertaining to the Callon Petroleum Company Employee Savings and Protection Plan, and

Registration Statement (Form S-8 No. 333-176061) pertaining to the Callon Petroleum Company 2011 Omnibus Incentive Plan, and

Registration Statement (Form S-8 No. 333-188008) pertaining to the Callon Petroleum Company Employee Savings and Protection Plan;

of our reports dated March 12, 2014, with respect to the consolidated financial statements of Callon Petroleum Company and the effectiveness of internal control over financial reporting of Callon Petroleum Company, included in this Annual Report (Form 10-K) of Callon Petroleum Company for the year ended December 31, 2013.

/s/Ernst & Young LLP

New Orleans, Louisiana
 March 12, 2014